OLD NATIONAL BANCORP

NYSE: ONB
www.oldnational.com

Old National Bancorp Repurchases
Preferred Stock from U.S. Treasury

For Further Information Call: Financial Community: Lynell J. Walton - (812) 464-1366
Media Relations: Kathy A. Schoettlin - (812) 465-7269

EVANSVILLE, Ind., March 31, 2009 - Old National Bancorp (NYSE: ONB) announced today that it repurchased all of the $100 million in preferred, non-voting stock that was sold to the U.S. Department of Treasury as part of the Capital Purchase Program (CPP) for healthy financial institutions. In December, Old National, which was approved by Treasury to receive up to $150 million in CPP funds, made the decision to accept $100 million in funding through the CPP portion of the Treasury Department's Troubled Asset Relief Program (TARP).

Prior to making the decision to repurchase the shares, Old National, in conjunction with an outside firm, performed a rigorous stress test on the Company's balance sheet and earnings. This test is comparable to the one required of the largest banks by the U.S. Treasury. Based on the results of the stress test, the Company believes that it's well positioned to withstand current and future economic challenges. Old National was approved to repurchase its preferred stock by the Treasury Department with consultation and approval from the Federal Reserve and Office of the Comptroller of the Currency (OCC).

"We take pride in our 175-year heritage of transparency, trust and community commitment. Repurchasing our preferred stock will enable us to continue to fulfill our mission of serving as a community partner with integrity," said Old National Bancorp President & CEO Bob Jones.

About Old National Bancorp

Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.9 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company's website at www.oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National's financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations and other factors identified in the Company's Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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